UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2021

JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On November 3, 2021, Jack Henry & Associates, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) reporting the announcement of the pending retirement of Teddy I. Bilke as the Chief Technology Officer (“CTO”) and an executive officer of the Company. This Amendment No. 1 on Form 8-K/A amends and supplements the Original Report and is being filed to provide the effective date for Mr. Bilke’s retirement from such positions.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) As previously disclosed in the Original Report, Teddy I. Bilke, Chief Technology Officer and a named executive officer of Jack Henry & Associates, Inc. (the “Company”), notified the Company on November 1, 2021 of his intention to step down as CTO and an executive officer of the Company in January 2022 and to retire from all his positions with the Company in June 2022. Mr. Bilke has been with the Company since 2005.

On January 20, 2022, he notified the Company that he would step down as CTO and an executive officer of the Company effective January 24, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	January 25, 2022	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer